10f-3 Transaction

Actual Amount Received
4800000
1300000
2750000
1450000
1425000
4900000


Issuer Name
Las Vegas Sands Corp (due 2015)
Levi (Floating Rate Note)
HCA Inc 6 3/8 (due 01/15/15)
SunGard Data Systems Inc. (due 08/15/13)
Dresser-Rand Group Inc (mat=11/ 1/2014)
MGM Mirage (mat=09/01/2012)


Trade Date
2/3/2005
3/7/2005
11/16/2004
7/27/2005
10/14/2004
8/11/2004


Broker(s) Used
Goldman Sachs
Bank of America
JP Morgan
Deutsche Bank
Morgan Stanley
Bank of America


Asset Size	Purchase Price
1		99.09
1173587000	100.00
1		99.67
1		100.00
1		100.00


Offering Size	SumOfActual Amount Received
250000000	40000000
380000000	14000000
750000000	20000000
1600000000	16450000
420000000	8610000
550000000	54750000

Other Acct	% of Issue
Participation
35200000	16.00%
12700000	3.68%
17250000	2.67%
15000000	1.03%
7185000		2.05%
49850000	9.95%

10f-3 REPORT
NSAR - Syndicate Reporting Supplement
August 1st, 2004 through July 31st, 2005


Issuer
Las Vegas Sands Corp (due 2015)
Levi (Floating Rate Note)
HCA Inc 6 3/8 (due 01/15/15)
SunGard Data Systems Inc. (due 08/15/13)
Dresser-Rand Group Inc (mat=11/ 1/2014)
MGM Mirage (mat=09/01/2012)

02/03/05
03/07/05
11/16/04
7/27/2005
10/14/04

Joint / Lead Manager(s)
Goldman Sachs & Co






Banc of America Securities LLC
Citigroup
Goldman Sachs & Co
JP Morgan
Scotia Capital Inc

JP Morgan Securities
Merrill Lynch & Co
Citigroup
Deutsche Bank Securities Inc
Goldman Sachs & Co
JP Morgan Securities
Morgan Stanley


Morgan Stanley
Citigroup
UBS

Banc of America Securities LLC
Citigroup


Co-Manager(s)
Citigroup
JP Morgan Securities
Lehman Brothers
Merrill Lynch & Co
Scotia Capital Inc
UBS

Bear Stearns & Co Inc
Credit Suisse First Boston Corp




Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Mizuho International plc
Wachovia Capital Markets, LLC
Scotia Capital (USA) Inc.
SunTrust Capital Markets, Inc.
BNY Capital Markets, Inc.
Calyon Securities (USA) Inc.
KeyBanc Capital Markets

N/A






Bear Stearns & Co Inc
Natexis Banque


Barclays Capital
BNP Paribas
CIBC World Markets
Commerzbank AG
Deutsche Bank Securities Inc
JP Morgan
Keybanc Capital Markets
Piper Jaffray & Co
Scotia Capital Inc
Wachovia Securities Inc
Wells Fargo Brokerage Services LLC